               CHRISTOPHER C. NERN
               Vice President
               and General Counsel

(LOGO)         2000 Second Avenue
               Detroit, Michigan 48226

               (313) 237-8000
                                          EXHIBIT 5-49

                                          June   , 1995

               The Detroit Edison Company
               2000 Second Avenue
               Detroit, Michigan 48226

               Gentlemen:

               With respect to the Registration Statement on Form S-4 (the "Registration Statement") filed by The Detroit Edison Company, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an Offer to Exchange up to $105,000,000 aggregate principal amount of its Quarterly Income Debt Securities ("QUIDS") for up to 4,200,000 Depositary Shares, each representing a one-quarter interest in a share of the Company's Cumulative Preferred Stock, 7.75% Series ("Preferred Stock") I, as Vice President and General Counsel of the Company, in conjunction with the members of the Legal Department of the Company, have examined such certificates, instruments and documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

               Based upon the foregoing examination and review, it is my opinion that:

                  1. The Company is duly incorporated and validly
                     existing as a corporation under the laws of the State of Michigan;

                  2. When (a) the Registration Statement has become
                     effective under the Securities Act of 1933, as amended, (b) the proposed Supplemental Indenture to be dated on or about June 15, 1995 supplementing the Collateral Trust Indenture dated as of June 30, 1993, as amended June 30, 1993, September 15, 1993, and August 15, 1994, between the Company and Bankers Trust Company, Trustee, pursuant to which the QUIDS are to be issued, has been duly authorized, executed and delivered and shall have been qualified under the Trust Indenture Act of 1939, as amended and (c) the QUIDS shall have been duly executed, authenticated, issued and delivered in exchange for an equal principal amount of the Company's Preferred Stock, the QUIDS will thereupon be validly issued and binding obligations of the Company.

               I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus, forming a part of the Registration Statement.

                                          Very truly yours,

                                          C. C. Nern